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     Oppenheimer Multi Cap Value Fund
     November 14, 2002

       Brussels Charlotte Chicago Cologne Frankfurt Houston London Los
         Angeles Manchester New York Palo Alto Paris Washington, D.C.
  Independent Mexico City Correspondent: Jauregui, Navarrete, Nader y Rojas,
                                     S.C.

    Mayer, Brown, Rowe & Maw is a U.S. General Partnership. We operate in combination with our associated English partnership in the offices listed above.

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November 19, 2002                                     1675 Broadway
                                                      New York, New York 10019-5820

                                                      Main Tel (212) 506-2500
                                                      Main Fax (212) 262-1910
                                                      www.mayerbrownrowe.com

Oppenheimer Multi Cap Value Fund
6803 South Tucson Way
Englewood, Colorado 80112

Dear Ladies and Gentlemen:

This opinion is being furnished to Oppenheimer Multi Cap
Value Fund, a Massachusetts business trust (the "Fund"), in
connection with the Registration Statement on Form N-1A
(the "Registration Statement") under the Securities Act of
1933, as amended (the "1933 Act"), and the Investment
Company Act of 1940, as amended, filed by the Fund.  As
counsel for the Fund, we have examined such statutes,
regulations corporate records and other documents and
reviewed such questions of law that we deemed necessary or
appropriate for the purposes of this opinion.

As to matters of Massachusetts law contained in this
opinion, we have relied upon the opinion of Kushner,
Sanders & Krone LLP, dated November 19, 2002.

Based upon the foregoing, we are of the opinion that the
Class A, Class B, Class C, Class N and Class Y shares to be
issued as described in the Registration Statement have been
duly authorized for issuance and, when issued and delivered
by the Fund in exchange for the consideration stated in the
Registration Statement, will be validly issued, fully paid
and nonassessable (except for the potential liability of
shareholders described in the Fund's Statement of
Additional Information incorporated into the Registration
Statement, under the caption "About the Fund - How the Fund
is Managed - Organization and History").

We hereby consent to the filing of this opinion as an
exhibit to the Registration Statement and to the reference
to us in the Registration Statement.  We do not thereby
admit that we are within the category of persons whose
consent is required under Section 7 of the 1933 act or the
rules and regulations of the Securities and Exchange
Commission thereunder.

Sincerely,

Mayer, Brown, Rowe & Maw